Exhibit 23.2

                              Bouwhuis, Morrill &
                                  Company, LLC
                          Certified Public Accountants



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Synerteck Incorporated
Salt Lake City, Utah

We hereby consent to the incorporation by reference in this Registration Statement of Synerteck Incorporated on Form S-8, of our report dated March 17, 2005 of our audit of the financial statements of Synerteck Incorporated for the year ended December 31, 2004, which report was included in Synerteck Incorporated's Form 10-KSB, and to all references to our firm included in this Registration Statement.

/s/ Bouwhuis, Morrill & Company
------------------------------------------
Bouwhuis, Morrill & Company
Layton, Utah
November 23, 2005